CONSENT
I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 16, 2005 in the Prospectus included in the Registration Statement dated December 15, 2004 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-121263).

	By:	/s/ Graeme Garrett

Graeme Garrett
Team Leader — Corporate Services
Queensland Treasury Corporation

Date: December 13, 2005

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